UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2010

LECTEC CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-16159	41-1301878
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1407 South Kings Highway, Texarkana, Texas	75501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (903) 832-0993

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2010, the Board of Directors (the “Board”) of LecTec Corporation (the “Company”) elected a new director, Mr. Ramanathan Periakaruppan, effective February 9, 2010. The Board did not name Mr. Periakaruppan to any Committee of the Board.

Mr. Periakaruppan, 66, retired in 2006 after completing a 37 year career in manufacturing, during which Mr. Periakaruppan developed an extensive background in product development, project management and process development. Mr. Periakaruppan worked in product development and project management at Boston Scientific Corporation from 2001 to 2006, in product development and project management at Honeywell International Inc. from 1987 to 2001 and in process development at Graco Inc. from 1968 to 1987. Mr. Periakaruppan earned a bachelor of science degree in mechanical engineering from the University of Madras.

As a non–employee director of the Company, Mr. Periakaruppan will receive an annual cash retainer in the amount of $17,500 for his service on the Board. This retainer is paid in advance in quarterly installments of $4,375 prior to the beginning of each quarter in which services will be performed, and Mr. Periakaruppan will be paid a pro rata portion of such quarterly amount in connection with his service on the Board during the quarterly period ending March 31, 2010.

Other than the annual retainer described above, there are no other arrangements or understandings between Mr. Periakaruppan and any other persons pursuant to which Mr. Periakaruppan was selected as a director. Other than owning shares of the Company’s common stock, Mr. Periakaruppan does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party in which the amount involved exceeds $120,000, nor has Mr. Periakaruppan had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year. Mr. Periakaruppan has no family relationships with any member of the Board or any other executive officer of the Company.

A press release, dated February 16, 2010, announcing Mr. Periakaruppan’s election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8–K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

99.1 LecTec Corporation Press Release, dated February 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECTEC CORPORATION

By:	/s/ Judd A. Berlin
Judd A. Berlin Chief Executive Officer and Chief Financial Officer

Date: February 16, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	LecTec Corporation Press Release, dated February 16, 2010.